SECOND AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Second Amendment (the “Amendment”) to that certain “Employment Agreement” (as defined below) is entered into as of November 15, 2004 and is effective as of October 1, 2004 between ATTIAZAZ “BOB” DIN (“Executive”) and EN POINTE TECHNOLOGIES, INC., a Delaware corporation (the “Company”).

R E C I T A L S

A. Executive and the Company have previously entered into that certain Employment Agreement dated as of March 1, 1996, as amended April 2, 1997 (the “Employment Agreement”).

B. Executive and the Company desire to further amend the Employment Agreement as hereinafter provided.

A G R E E M E N T

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, each of the parties hereto, intending to be legally bound, hereby agree as follows:

1. The first sentence of Section 3 of the Employment Agreement is hereby amended and restated to read as follows:

“Executive shall receive an annual base salary of $650,000 per annum.”

2. Section 11(b)(i) of the Employment Agreement is hereby amended and restated to read as follows:

“(i) Executive shall continue to receive Executive’s base salary (in effect in the fiscal year in which the Date of Termination occurs) under Section 3 for a benefit period of five (5) years following the Date of Termination. Notwithstanding the foregoing, following an Unapproved Change in Control (as defined in Section 11(e) below), in the event that active employment of Executive is terminated by the Company without cause (as defined in Section 9(a)(ii)) or by Executive for good reason (as defined in Section 10(a)) within 30 days thereafter, Executive shall receive four (4) times Executive’s base salary (in effect in the fiscal year in which the Date of Termination occurs) under Section 3 due and payable in a single lump sum payment not later than the ninetieth (90th) day following the Date of Termination.”

3. Section 11(e) of the Employment Agreement is hereby added to read as follows:

(e) Definitions. For the purposes of this Section 11:

(i)	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ii)	“Continuing Director” shall mean (A) any member of the Company’s Board of Directors who is not an individual, entity or part of the group acquiring the beneficial ownership of more than 50% of (1) the Company’s then outstanding shares of common stock (the “Common Stock”) or (2) the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”), or any Affiliate or Associate thereof, or any representative thereof or any representative of any Affiliate or Associate, and was a member of the Board of Directors on October 1, 2004, or (B) any person who subsequently becomes a member of the Board of Directors, while such person is a member of the Board of Directors, who is not an individual, entity or part of the group acquiring the beneficial ownership of more than 50% of the Company’s Common Stock or Voting Securities, or any Affiliate or Associate thereof, or any representative thereof or any representative of any Affiliate or Associate, if such person’s nomination for election or election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

(iii)	“Unapproved Change in Control” shall mean (A) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), of more than 50% of either (1) the then outstanding Common Stock or (2) the combined voting power of the then outstanding Voting Securities, unless in the case of (1) or (2) above, such acquisition of ownership is approved by a majority of the Continuing Directors, or (B) at such time as the Board of Directors is comprised of a majority of directors who were not appointed or approved by the Continuing Directors; provided, however, that any acquisition by the Company, by any employee benefit plan (or related trust) of the Company, or by any corporation with respect to which, following such acquisition, more than 50% of respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership immediately prior to such acquisition, of the Common Stock and Voting Securities, as the case may be, shall not constitute a Change of Control.

4. The title of Section 15 of the Employment Agreement is hereby amended and restated to read as follows:

“15. Obligatory Restrictions on Executive.”

5. Each of the foregoing amendments to the Agreement shall be effective as of the date of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

EXECUTIVE:	COMPANY:

EN POINTE TECHNOLOGIES, INC.

/s/ Attiazaz Din	By: /s/ Robert A. Mercer

ATTIAZAZ “BOB” DIN	Its: Secretary and VP Finance & Taxation